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                                                                    EXHIBIT 12.2
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                                        ONBANCORP, INC. AND SUBSIDIARIES
              Computation of Earnings to Combined Fixed Charges and Preferred Stock Dividends


                                            For the Three                       For the Year Ended December 31,
                                             Months Ended       ---------------------------------------------------------------
(Dollars in thousands)                      March 31, 1997      1996          1995          1994          1993         1992
----------------------                      -----------------------------------------------------------------------------------
                                              (unaudited)
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes and
  cumulative effect of accounting change       $ 19,335       70,582         71,564         3,412        93,670       70,686
Fixed Charges, excluding preferred stock
  dividends                                      15,142       68,634        122,726       113,156        74,388       44,356
                                               ----------    ---------      ---------     ---------     ---------    ---------
(A.)  Earnings                                 $ 34,477      139,216        194,290       116,568       168,058      115,042
                                               ----------    ---------      ---------     ---------     ---------    ---------
                                               ----------    ---------      ---------     ---------     ---------    ---------

Interest excluding interest on deposits        $ 14,804       67,351        121,529       111,979        73,239       43,940
One-third of rental expense for operating
  leases                                            338        1,283          1,197         1,177         1,149          416
Preferred Stock Dividends                           -          6,826          7,244         6,000         7,685        5,524
                                               ----------    ---------      ---------     ---------     ---------    ---------
(B.)  Fixed charges                            $ 15,142       75,460        129,970       119,156        82,073       49,880
                                               ----------    ---------      ---------     ---------     ---------    ---------
                                               ----------    ---------      ---------     ---------     ---------    ---------

Ratio of earnings to fixed charges,
  excluding interest on deposits (A./B.)          2.28  x      1.84  x        1.49  x       0.98  x       2.05  x      2.31  x
                                               ----------    ---------      ---------     ---------     ---------    ---------
                                               ----------    ---------      ---------     ---------     ---------    ---------

INCLUDING INTEREST ON DEPOSITS
Income before income taxes and cumulative
  effect of accounting change                  $ 19,335       70,582         71,564         3,412        93,670       70,686
Fixed charges, excluding preferred stock
  dividends                                      54,679      223,381        280,141       225,823       172,204      141,769
                                               ----------    ---------      ---------     ---------     ---------    ---------
(C.)  Earnings                                 $ 74,014      293,963        351,705       229,235       265,874      212,455
                                               ----------    ---------      ---------     ---------     ---------    ---------
                                               ----------    ---------      ---------     ---------     ---------    ---------

Interest, including interest on
  deposits                                     $ 54,341      222,098        278,944       224,646       171,055      141,353
One-third of rental expense for operating
  leases.                                           338        1,283          1,197         1,177         1,149          416
Preferred Stock Dividends                           -          6,826          7,244         6,000         7,685        5,524
                                               ----------    ---------      ---------     ---------     ---------    ---------
(D.)  Fixed charges                            $ 54,679      230,207        287,385       231,823       179,889      147,293
                                               ----------    ---------      ---------     ---------     ---------    ---------
                                               ----------    ---------      ---------     ---------     ---------    ---------
Ratio of earnings to fixed charges, including
  interest on deposits (C./D.)                    1.35  x      1.28  x        1.22  x       0.99  x       1.48  x      1.44  x
                                               ----------    ---------      ---------     ---------     ---------    ---------
                                               ----------    ---------      ---------     ---------     ---------    ---------
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